ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20140733073-10**
	Filing Date and Time **10/28/2014 7:01 AM**
	Entity Number **E0546002014-9**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	JAREX SOLUTIONS CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. Name [ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JAROSLAVNA TOMSA Name 2360 CORPORATE CIRCLE - SUITE 400 / HENDERSON / NV / 89074-7739 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** INCORP SERVICES, INC. — **X** INCORP SERVICES, INC. Name — **Incorporator Signature** 2360 CORPORATE CIRCLE - SUITE 400 / HENDERSON / NV / 89074-7739 Address / City / State / Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** INCORP SERVICES, INC. — 10/28/2014 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date

This form must be accompanied by appropriate fees.